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                                                                     EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT




       SUBSIDIARY NAME                               JURISDICTION OF ORGANIZATION
__________________________________________________   _____________________________
       Xyvision Enterprise Solutions, Inc.           Delaware
       Xyvision Design Systems, Inc.                 Delaware
       Xyvision Enterprise Solutions Europe Ltd.     United Kingdom
       Xyvision S.A.R.L.                             France
       Xyvision Enterprise Solutions GmbH            Germany